Exhibit 10.6

April 2, 2012

Mr. Chuck Cashion

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

RE: Lease Amendment –	Conatus Pharmaceuticals Inc.
4365 Executive Drive, Suite 200
San Diego, CA 92121

Dear Chuck:

Enclosed for your records is a fully-executed Third Amendment to Lease for the above-referenced premises.

Should you have any questions regarding the day-to-day operations of the building or services available at The Plaza, please call your property manager, Cindy Devlin, at (858) 658-7700.

The Irvine Company LLC is pleased you selected The Plaza for your continued office needs. We look forward to continuing a mutually beneficial business relationship with Conatus Pharmaceuticals Inc.

Sincerely,

Max Blumenthal
Lic. 01841140
Leasing Manager
Irvine Realty Company
As agent for Landlord

:sc

c: Cindy Devlin, Property Manager

Enclosure

4365 Executive Drive, Suite 100, San Diego, CA 92121 858.658.7740

FULLY-EXECUTED

THIRD AMENDMENT

THIS THIRD AMENDMENT (the “Amendment”) is made and entered into as of March 28, 2012, by and between PACIFICA TOWER LLC, a Delaware limited liability company (“Landlord”) and CONATUS PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EOP-Plaza at La Jolla, L.L.C., a Delaware limited liability company) and Tenant are parties to that certain lease dated April 7, 2006, which lease has been previously amended by a First Amendment dated November 30, 2009 and Second Amendment dated May 2, 2011 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,349 rentable square feet (the “Premises”) described as Suite No. 200 on the 2nd floor of the building located at 4365 Executive Drive, San Diego, California, 92121 (the “Building”).

B.	The Lease by its terms shall expire on June 30, 2012 (“Third Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Extension. The Term of the Lease is hereby extended and shall expire on June 30, 2013 (“Third Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Third Prior Termination Date (“Third Extension Date”) and ending on the Third Extended Termination Date shall be referred to herein as the “Third Extended Term”.

II.	Base Rent. As of the Third Extension Date, the schedule of Base Rent payable with respect to the Premises during the Third Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Base Rent
7/1/12 – 6/30/13	$2.40	$12,838.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.	Expenses and Taxes. For the period commencing on the Third Extension Date and ending on the Third Extended Expiration Date, Tenant shall be obligated to pay Tenant’s Pro Rata Share of Expenses and Taxes accruing in connection with the Premises in accordance with the terms of the Lease; provided, however, the Base Year for the computation of Tenant’s Pro Rata Share of Expenses and Taxes applicable to the Premises is Landlord’s fiscal year of July 1 through June 30. The Base Year for calculation of Tenant’s Pro Rata Share of Expenses and Taxes in connection with the Premises shall be July 1, 2012 through June 30, 2013.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Premises.

A.	Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.	Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 8.02 of the Lease.

VI.	Parking. Notwithstanding any contrary provision in Exhibit E to the Lease, “Parking Agreement” as amended, effective as of the Third Extension Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, a minimum of 4, but no more than 13, non-reserved parking spaces and 4 reserved parking spaces at the following rates: (i) $50.00 per non-reserved stall per month utilized, and (ii) $175.00 per reserved stall per month through the Third Extended Term. Thereafter, the stall charge shall be at Landlord’s scheduled parking rates from time to time.

VII.	SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.	Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.	Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.	Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.	Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

H.	Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

PACIFICA TOWER LLC,	CONATUS PHARMACEUTICALS INC.,
a Delaware limited liability company	a Delaware corporation

By:	By:

Steven M. Case	Printed Name:	Steven J. Mento
Executive Vice President Office Properties	Title:	Pres. & CEO

By:	By:

Michael T. Bennett	Printed Name:	CHARLES CASHION
Senior Vice President, Operations Office Properties	Title:	SVP & CFO

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